UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 29, 2016
(Date of earliest event reported)

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Common Stock Offering

On January 29, 2016, ImmuCell Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) in connection with a registered firm commitment underwritten public offering (the “Offering”) of 1,123,810 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”). Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, an aggregate of 1,123,810 shares of Common Stock. The Underwriter has agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $4.91 per share, and the price to the public is $5.25 per share. The Company expects to close the sale of the Common Stock on or about February 3, 2016, subject to customary closing conditions.

The Company estimates net proceeds from the offering to be approximately $5.3 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering to construct and equip a facility that will produce Nisin, the active ingredient in the Company’s Mast Out® product for treatment of subclinical mastitis in lactating dairy cows.

The shares of Common Stock have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-207635) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2015 and declared effective by the SEC on November 10, 2015, including the preliminary prospectus supplement dated January 28, 2016 and a prospectus supplement dated January 29, 2016, to the prospectus contained in the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after January 29, 2016 without first obtaining the written consent of the Underwriter, subject to certain exceptions, extensions and terms as set forth in the Underwriting Agreement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Pierce Atwood LLP relating to the validity of the shares of Common Stock that may be sold in the Offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 7.01. Regulation FD Disclosure.

On January 29, 2016, the Company issued a press release announcing the pricing of the Common Stock in the Offering.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement between the Company and Craig-Hallum Capital Group LLC, dated January 29, 2016.
5.1	Opinion of Pierce Atwood LLP
23.1	Consent of Pierce Atwood LLP (contained in Exhibit 5.1)
99.1	Press Release of ImmuCell Corporation, dated January 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date: January 29, 2016	By:	/s/ Michael F. Brigham
Michael F. Brigham
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement between the Company and Craig-Hallum Capital Group LLC, dated January 29, 2016.
5.1	Opinion of Pierce Atwood LLP
23.1	Consent of Pierce Atwood LLP (contained in Exhibit 5.1)
99.1	Press Release of ImmuCell Corporation dated January 29, 2016.